UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2006

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

205 West Male, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2006, Hiland Partners, LP (the “Partnership”), through its wholly-owned operating subsidiary, Hiland Operating, LLC, entered into a second amendment to its Credit Agreement dated as of February 15, 2005 (the “Amendment”), by and among MidFirst Bank, as administrative agent, and certain other lenders party thereto (with MidFirst Bank, the “Lenders”). Pursuant to the Amendment, the Lenders have agreed to, among other things, increase the borrowing base from $125 million to $200 million and revise certain covenants to which the Partnership was subject.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. Please see Item 2.03 for more information regarding the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Partnership entered into the Amendment on June 8, 2006. The Amendment increases the Partnership’s borrowing capacity under its senior secured revolving credit facility to $200 million such that the facility now consists of:

•                  a $191 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”); and

•                  a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distribution (the “Working Capital Facility”).

In addition, the Amendment provides for an accordion feature, which permits the Partnership, if certain conditions are met, to increase the size of the Acquisition Facility by up to $150 million, and allows for the issuance of letters of credit of up to $15 million in the aggregate, an increase from $5 million. The senior secured revolving credit facility also requires the Partnership to meet certain financial tests, including:

•                  a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 for the fiscal quarter ending June 30, 2006; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and

•                  a minimum interest coverage ratio of 3.0:1.0.

The Partnership is no longer required to maintain a minimum tangible net worth.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment, dated as of June 8, 2006, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP
By:	Hiland Partners GP, LLC,
its General Partner
By:	/s/ Randy Moeder
	Name:	Randy Moeder
	Title:	Chief Executive Officer, President and Director

June 12, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment, dated as of June 8, 2006, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.